Exhibit 32.1
STATEMENT OF CHIEF EXECUTIVE OFFICER OF
WEBMD HEALTH CORP.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of WebMD Health Corp. (“WebMD”) on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wayne T. Gattinella, Chief Executive Officer of WebMD, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of WebMD.

Dated: November 10, 2008	/s/ Wayne T. Gattinella
Wayne T. Gattinella
Chief Executive Officer
The foregoing certification is being furnished to accompany WebMD’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of WebMD that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to WebMD and will be retained by WebMD and furnished to the Securities and Exchange Commission or its staff upon request.